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EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-108501 of eCollege.com on Form S-3, of our report dated October 24, 2003 relating to the financial statements of DataMark Inc. appearing in the Current Report on Form 8-K/A of eCollege.com filed with the Securities and Exchange Commission on December 2, 2003. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Salt Lake City, Utah
December 1, 2003

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  EXHIBIT 23.2
INDEPENDENT AUDITORS' CONSENT